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                                                                   Exhibit 10.30

                                                                 EXECUTION COPY
                                                                 --------------










                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                           PARKER-HANNIFIN CORPORATION

                                       and

                           COMMERCIAL INTERTECH CORP.

                          Dated as of January 14, 2000






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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 14, 2000, by and between Parker-Hannifin Corporation, an Ohio corporation ("BUYER"), and Commercial Intertech Corp., an Ohio corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of the Company and Buyer have each approved the merger of the Company with and into Buyer (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Ohio (the "OGCL"), whereby each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK"), other than Dissenting Shares (as defined in SECTION 2.1(c)) and any shares of Company Common Stock owned by Buyer or any direct or indirect subsidiary of Buyer or held in the treasury of the Company, will be converted, at the option of the holder thereof, into the right to receive Buyer Common Stock (as defined in the Merger Agreement), cash or a combination thereof as provided in SECTION 2.1 of this Agreement;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to and in the best interests of the Company and its shareholders;

         WHEREAS, the Company and Buyer desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the OGCL, the Company will be merged with and into Buyer at the Effective Time (as defined in SECTION 1.3) and the separate corporate existence of the Company will thereupon cease. Following the Effective Time, Buyer will be the surviving corporation (the "SURVIVING CORPORATION").
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         Section 1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (subject to applicable law) of the conditions (excluding



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conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in ARTICLE VI, unless another time or date is agreed to by the parties to this Agreement; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, in no event shall the Closing occur prior to May 4, 2000 unless the Company and Buyer obtain a waiver or consent, in form and substance reasonably satisfactory to Buyer, from the appropriate foreign Governmental Entity that permits the Closing to occur prior to May 4, 2000 without triggering any liability to the Company, Buyer or the Surviving Corporation under Section 3 of that certain agreement, dated May 3, 1994, by and among Treuhandanstalt, as seller, the Company, as buyer, Sachsenhydraulik GmbH Chemnitz, referred to therein as Company No. 1, and Hydraulik Rohlitz GmbH, referred to therein as Company No. 2. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other location as the parties to this Agreement agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE." "BUSINESS DAY" means any day other than Saturday, Sunday, or any federal holiday.

         Section 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the OGCL and (ii) make all other filings or recordings required under the OGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio, or at such subsequent date or time as the Company and Buyer agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "EFFECTIVE TIME").

         Section 1.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Buyer will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer will become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS. The Articles of Incorporation and Code of Regulations of Buyer, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Code of Regulations, respectively, of the Surviving Corporation (with such changes thereto as the parties may agree), until thereafter changed or amended as provided therein or by applicable law.

         Section 1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Buyer immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Buyer immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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                                   ARTICLE II

            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY;
                      SURRENDER OF CERTIFICATES AND PAYMENT

         Section 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Buyer:

         (a) BUYER COMMON STOCK. Each share of Buyer Common Stock (as defined in
SECTION 2.1(c)) outstanding immediately prior to the Effective Time will remain an issued and outstanding share of common stock of Buyer and shall not be affected by the Merger.

         (b) CANCELLATION OF TREASURY STOCK AND BUYER OWNED STOCK. Each share of Company Common Stock that is owned by Buyer or any direct or indirect subsidiary of Buyer and any Company Common Stock held in the treasury of the Company will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

         (c) CONVERSION OF COMPANY COMMON STOCK. Subject to SECTION 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with SECTION 2.1(b) and shares ("DISSENTING Shares") that are owned by shareholders ("DISSENTING SHAREHOLDERS") that have properly exercised appraisal rights pursuant to Section 1701.85 of the OGCL) will be converted, at the option of the holder thereof, into the right to receive (x) a number of fully paid, non-assessable shares of common stock, par value $.50 per share, of Buyer including any associated stock purchase rights ("BUYER COMMON STOCK") equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION") or (y) upon a valid Cash Election as provided in SECTION 2.1(d) below, $20.00 in cash from Buyer (the "CASH CONSIDERATION" and, together with the Stock Consideration, the "MERGER CONSIDERATION"), subject to the limitations set forth in SECTIONS 2.1(d), (e) and (g). The "EXCHANGE RATIO" shall be equal to $20.00 divided by the Average Closing Price (as defined below) of Buyer Common Stock; PROVIDED, HOWEVER, that (A) if the Average Closing Price is less than $43.375, then the Exchange Ratio shall be .4611, or (B) if the Average Closing Price is greater than $53.375, then the Exchange Ratio shall be .3747. "AVERAGE CLOSING PRICE" means the average of the closing prices as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports for each of the 20 consecutive Trading Days in the period ending five Trading Days prior to the Closing Date. "TRADING DAY" means a day on which the New York Stock Exchange, Inc. ("NYSE") is open for trading and on which the Buyer Common Stock was traded.

                  (d) CASH ELECTION. Subject to the immediately following sentence and to SECTIONS 2.1(e) and 2.1(g), each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such Company Common Stock (a "CASH ELECTION"). Notwithstanding the foregoing, the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash consideration (the "CASH ELECTION NUMBER") shall not exceed an amount equal to the product of 49% multiplied by the aggregate number of shares of Company Common Stock outstanding at 5:00 p.m. Eastern Time on the second Trading Day prior to the




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Effective Time; provided that the Cash Election Number shall be adjusted as provided in SECTION 2.1(g). To the extent not covered by a properly given Cash Election, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in SECTION 2.1(b) and
SECTION 2.2(e), be converted solely into shares of Buyer Common Stock.

         (e) CASH ELECTION ADJUSTMENTS. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (a) $20.00 and (b) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares and (ii) a number of shares of Buyer Common Stock equal to the product of (a) the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction.

         (f) COMPUTATION OF CONVERSION RATES. The Exchange Agent, in consultation with Buyer and the Company, will make all computations to give effect to this SECTION 2.1.

         (g) REDUCTION IN CASH ELECTION NUMBER. If, after having made the calculations under SECTIONS 2.1(d) and (e), the value of the Buyer Common Stock (excluding fractional shares to be paid in cash) to be issued in the Merger, valued at the lesser of (i) the Average Closing Price and (ii) the average of the high and low trading prices of Buyer Common Stock on the day before the Closing Date (or, if determined to be more appropriate by either Jones, Day, Reavis & Pogue or Katten Muchin Zavis, the trading price as of the time of the Closing) as reported on the NYSE, minus the aggregate discount, if any, due to trading restrictions on the value of Buyer Common Stock to be issued in the Merger, is less than 51% of the total consideration to be paid in exchange for the shares of Company Common Stock (including, without limitation, the amount of cash to be paid in lieu of fractional shares or Dissenting Shares and any other payments required to be considered in determining whether the continuity of interest requirements applicable to reorganizations under Section 368 of the Code have been satisfied) (the "TOTAL CONSIDERATION"), then the Cash Election Number shall be reduced (and the number of shares of Company Common Stock converted into Buyer Common Stock shall be increased by an amount equal to the number of shares the Cash Election Number is decreased) to the extent necessary so that the value of the Buyer Common Stock (as determined pursuant to this SECTION 2.1(g)) is 51% of the Total Consideration.

         Section 2.2 EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. National City Bank, or such other national bank or trust company as will be designated by Buyer prior to the Effective Time, will act as agent of Buyer for purposes of, among other things, mailing and receiving transmittal letters and distributing cash and certificates for Buyer Common Stock, and cash in lieu of fractional shares of Buyer Common Stock, to the Company shareholders (the "EXCHANGE AGENT"). As of the Effective Time, Buyer and the Exchange Agent shall enter into an agreement which will provide that Buyer shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this ARTICLE II, through the Exchange Agent, cash and certificates representing the shares of




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Buyer Common Stock (such cash and shares of Buyer Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of Buyer Common Stock being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to SECTION 2.1 in exchange for outstanding shares of Company Common Stock.

                  (b)      ELECTION AND EXCHANGE PROCEDURES.

                           (i) Not fewer than 20 Business Days prior to the Closing Date, the Exchange Agent will mail a form of election (the "FORM OF ELECTION"), which will include a Form W-9, to holders of record of shares of Company Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by Buyer and the Company). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of the Company during the period between such record date and the Election Deadline (as defined below). Any election to receive Cash Consideration contemplated by SECTION 2.1(d) will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 4:00 p.m. Cleveland, Ohio time, on the Trading Day that is the fourth Trading Day prior to the Closing Date (the "ELECTION DEADLINE"), a Form of Election properly completed and accompanied by a certificate representing shares of Company Common Stock (a "CERTIFICATE") to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of the Company (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 4:00 p.m., Cleveland, Ohio, time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified by Buyer and the Company that the Merger has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person who submitted the same to the Exchange Agent. Buyer shall have the power, which it may delegate in whole or in part to the Exchange Agent, to determine, in its reasonable good faith judgment, whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this SECTION 2.2, and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding.

                           (ii) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive Merger Consideration (other than with respect to Certificates subject to a valid Form of Election), (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Buyer and the Company may




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         specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Stock Consideration.

                           (iii) After the Effective Time, with respect to properly made elections in accordance with SECTION 2.2(b)(i), and upon surrender in accordance with SECTION 2.2(b)(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive therefor pursuant to the provisions of this ARTICLE II, certain dividends or other distributions, if any, in accordance with SECTION 2.2(c) and cash in lieu of any fractional share of Buyer Common Stock in accordance with
         SECTION 2.2(e), and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that are not registered in the transfer records of the Company payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered (the "TRANSFEREE") if such Certificate is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this SECTION 2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this ARTICLE II, certain dividends or other distributions, if any, in accordance with SECTION 2.2(c) and cash in lieu of any fractional share of Buyer Common Stock in accordance with SECTION 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this ARTICLE II.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby, and, in the case of Certificates representing Company Common Stock, no cash payment in lieu of fractional shares will be paid to any such holder pursuant to SECTION 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Buyer Common Stock will be paid by Buyer to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this ARTICLE II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate, there will be paid to the holder of the certificate representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock and, in the case of Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to SECTION 2.2(e) and (ii) at the appropriate payment date, the




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amount of dividends or other distributions with a record date after the
Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Buyer Common Stock.

                  (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE II (including any cash paid pursuant to this ARTICLE II) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by such Certificates, subject, however, to Buyer's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock that remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this ARTICLE II, except as otherwise provided by law.

                  (e)      NO FRACTIONAL SHARES.

                           (i) No certificates or scrip representing fractional shares of Buyer Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of Buyer will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer.

                           (ii) Each holder of Company Common Stock entitled to receive a fractional share of Buyer Common Stock will receive in lieu thereof an amount in cash equal to the product obtained by multiplying
         (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Average Closing Price.

                           (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of
         SECTION 2.2(c).

                  (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for nine months after the Effective Time will be delivered to Buyer, upon demand, and any holders of the Certificates who have not theretofore complied with this ARTICLE II may thereafter look only to Buyer for payment of their claim for Stock Consideration, any dividends or distributions with respect to Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock.

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                  (g) NO LIABILITY. None of Buyer, the Surviving Corporation or
the Exchange Agent will be liable to any person in respect of any shares of Buyer Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Buyer Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis. Any interest and other income resulting from such investments will be paid to Buyer.

                  (i) LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

                  Section 2.3 CERTAIN ADJUSTMENTS. If after the date of this Agreement and on or prior to the Effective Time, the outstanding shares of Buyer Common Stock or Company Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event occurs (any such action, an "ADJUSTMENT EVENT"), the Exchange Ratio will be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect and percentage ownership of Buyer Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

                  Section 2.4 DISSENTERS' RIGHTS. No Dissenting Shareholder will be entitled to any portion of the Merger Consideration or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this ARTICLE II unless and until the holder thereof has failed to perfect or has effectively withdrawn or lost such holder's right to dissent from the Merger under the OGCL, and any Dissenting Shareholder will be entitled to receive only the payment provided by Section 1701.85 of the OGCL with respect to shares of Company Common Stock owned by such Dissenting Shareholder. If any person who otherwise would be deemed a Dissenting Shareholder has failed to properly perfect or has effectively withdrawn or lost the right to dissent with respect to any shares of Company Common Stock, such shares of Company Common Stock will thereupon be treated as though such shares of Company Common Stock had been converted into the right to receive the Stock Consideration with respect to such shares of Company Common Stock as provided in this ARTICLE II. The Company shall give Buyer prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to shareholders' rights of appraisal. Buyer shall conduct all negotiations and proceedings with respect to demand for appraisal under the OGCL and the Company will be entitled to




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participate in such negotiations only as and to the extent requested by Buyer.
The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                  Section 2.5 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Buyer, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Buyer, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                  Section 2.6 WITHHOLDING RIGHTS. The Surviving Corporation, Buyer or the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Buyer or the Exchange Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Buyer or the Exchange Agent, as the case may be.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                  Section 3.1 REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to Buyer as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each of the Company Subsidiaries (as defined in SECTION 3.1(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company has made available to Buyer prior to the execution of this Agreement complete and correct copies of its Articles of Incorporation and Code of Regulations, each as amended to date.

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                  (b) SUBSIDIARIES. SECTION 3.1(b) of the disclosure letter
delivered by the Company to Buyer prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), sets forth all the subsidiaries of the Company (specifying those that as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (each a "COMPANY SUBSIDIARY," collectively, the "COMPANY SUBSIDIARIES," and together with the Company, the "COMPANY ENTITIES"). All outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens (as defined in SECTION 8.3) and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except, in the case of clauses (ii) and
(iii), for any Liens or restrictions that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company. The Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person except as listed on
SECTION 3.1(b) of the Company Disclosure Letter.

                  (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, no par value per share, ("PREFERRED STOCK"), of which
(i) 200,000 have been designated Series A Participating Preferred Shares (the "SERIES A PREFERRED") and (ii) 1,074,107 have been designated ESOP Convertible Preferred Stock Series B (the "SERIES B PREFERRED"). At the close of business on December 31, 1999: (i) 14,620,812 shares of Company Common Stock were issued and outstanding (including 154,113 shares of restricted stock and 135,850 performance shares and excluding 1,811,177 shares of Company Common Stock held in the treasury of the Company); (ii) 893,342 shares of Preferred Stock were issued or outstanding, of which no shares of Series A Preferred were issued and outstanding and 893,342 shares of Series B Preferred were issued and outstanding and (iii) 1,000,279 shares of Company Common Stock were subject to outstanding employee or director stock options to purchase Company Common Stock or other common stock awards granted under the Non-Qualified Stock Purchase Plan, effective January 1, 1989, the Stock Option and Award Plan of 1989, the Stock Option and Award Plan of 1993, the Stock Option and Award Plan of 1995, the Non-Employee Directors' Stock Plan, effective January 1, 1997, the Non-Employee Directors' Performance Share Plan, effective December 1, 1997 (the "COMPANY STOCK PLANS") (collectively, the "COMPANY STOCK OPTIONS"). SECTION 3.1(c) of the Company Disclosure Letter sets forth the holders of all outstanding Company Stock Options, restricted stock, performance shares or units, deferred shares, stock units and other stock awards and the number, exercise prices, vesting schedules, performance targets, expiration dates and other forfeiture provisions of each grant to such holders. Each share of Company Common Stock carries with it an associated share purchase right issued pursuant to the Rights Agreement between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent, dated as of November 23, 1999 (the "COMPANY RIGHTS AGREEMENT"), which entitles the holder thereof to purchase, on the occurrence of certain events, Company Common Stock. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except (i) as set forth in this SECTION 3.1(c) and (ii) as set forth on SECTION 3.1(c) of the Company Disclosure Letter, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. Except as set forth on SECTION 3.1(c) of the Company Disclosure Letter, there are not issued, reserved for issuance or outstanding (A) securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary, or
(C) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth on SECTION 3.1(c) of the Company Disclosure Letter, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any Company Subsidiary or assets or calculated in accordance therewith.

                  (d) AUTHORITY; NONCONTRAVENTION. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Shareholder Approval (as defined in SECTION 3.1(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. Except as set forth on SECTION 3.1(d) of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the articles of incorporation or code of regulations (or comparable organizational documents) of any of the Company Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien (as defined in SECTION 8.3) upon any of the properties or assets of the Company Entities under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to the Company Entities or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company Entities or their respective properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens (as defined in SECTION 8.3) that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company or that would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "GOVERNMENTAL ENTITY") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Shareholders Meeting (as defined in SECTION 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio; (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"); (iv) the consents, approvals, orders or authorizations set forth on SECTION 3.1(d) of the Company Disclosure Letter; (v) filings required under the antitrust and competition laws of foreign countries ("FOREIGN ANTITRUST LAWS"); and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

                  (e) SEC REPORTS AND FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, with the SEC since October 31, 1997 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated statement of income, cash flows and shareholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company.

                  (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer in connection with the issuance of Buyer Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer specifically for inclusion or incorporation by reference in the Proxy Statement.

                  (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SECTION 3.1(g) of the Company Disclosure Letter, since October 31, 1999, (i) the Company Entities have conducted their respective operations only in the ordinary course consistent with past practice, (ii) there has not been a material adverse change relating to the Company, (iii) the Company Entities have not taken action that if taken after the date of this Agreement would constitute a violation of SECTION 4.1(a), (iv) except in connection with or as expressly permitted in this Agreement, neither the Company nor any Company Subsidiary has incurred nor will there have arisen any liabilities (direct, contingent or otherwise) material to the Company and the Company Subsidiaries, taken as a whole, and (v) neither the Company nor any Company Subsidiary has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business (except for the transactions contemplated by this Agreement).

                  (h)      COMPLIANCE WITH APPLICABLE LAWS; LITIGATION.

                           (i) The operations of the Company Entities have not been and are not being conducted in violation of any law or any Permit (as defined in SECTION 3.1(h)(ii)), except where such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. None of the Company Entities has received any written notice, or has knowledge of any claim, alleging any such violation.

                           (ii) The Company Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons necessary for the conduct of their respective businesses as currently conducted ("PERMITS"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. None of the Company Entities has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company . The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

                           (iii) Except as set forth on SECTION 3.1(h)(iii) of the Company Disclosure Letter, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case, with respect to the Company or any Company Subsidiary or any of their respective properties is pending or, to the knowledge of the Company, threatened as of the date of this Agreement.

                  (i)      EMPLOYEE BENEFIT PLANS.

                           (i) SECTION 3.1(i)(i) of the Company Disclosure Letter sets forth a true and complete list of (A) each United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical insurance, life insurance, severance or other employee benefit plan, agreement, arrangement or understanding maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute, and (B) each change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound (collectively, the "COMPANY BENEFIT PLANS"). For purposes of this Agreement, the term "FOREIGN PLAN" refers to each plan, agreement, arrangement or understanding that is subject to or governed by the laws of any jurisdiction other than the United States and that would have been treated as a Company Benefit Plan had it been a United States plan, agreement, arrangement or understanding. SECTION 3.1(i)(i) of the Company Disclosure Letter sets forth a true and correct list of the Foreign Plans. With respect to each Company Benefit Plan and Foreign Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company. Neither the Company nor any Company Subsidiary has any liability with respect to any plan, agreement, arrangement or understanding of the type described in this paragraph other than the Company Benefit Plans and the Foreign Plans.

                           (ii) Except as set forth on SECTION 3.1(i)(ii) of the Company Disclosure Letter, each Company Benefit Plan has been administered in accordance with its terms, all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Company Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. The Company and all Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. Each Company Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter dated after December 31, 1994 from the IRS as to its qualified status and, to the knowledge of the Company, there exists no facts or circumstances that have caused or could cause a failure to be so qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code. No fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All contributions to, and payments from, the Company Benefit Plans that are required to be made in accordance with such Company Benefit Plans, ERISA or the Code have been timely made other than any failures that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company. All trusts providing funding for Company Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans, have been operated and administered in compliance with all applicable requirements such that neither the Company, any Company Subsidiary, any Company Benefit Plan nor such trust or fund is subject to any taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements which, individually or in the aggregate, would have a material adverse effect on the Company. No welfare benefit fund (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans has provided any "disqualified benefit" (as defined in Section 4976(b)(1) of the Code) for which the Company or any Company Subsidiary has or had any liability for the excise tax imposed by
         Section 4976 of the Code which has not been paid in full.

                           (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA AFFILIATE") has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of the Company of incurring any such liability or failure. No Company Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or
         Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the Internal Revenue Service with respect to any Company Benefit Plan, nor has any lien in favor of any Company Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Neither the Company nor any ERISA Affiliate has been required to provide security to any defined benefit pension plan pursuant to
         Section 401(a)(29) of the Code. Except as disclosed on actuarial reports previously provided to Buyer, with respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or
         Section 412 or 4971 of the Code, the fair market value of the assets of such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Company Benefit Plan and, to the knowledge of the Company, no event has occurred which would be reasonably expected to change any such funded status. There has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the Pension Benefit Guaranty Corporation (the "PBGC") to institute termination proceedings with respect to any Company Benefit Plan.

                           (iv) Except for Company Benefit Plans set forth on
         SECTION 3.1(i)(iv) of the Company Disclosure Letter, no Company Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by law, and with respect to any Company Benefit Plan set forth on SECTION 3.1(i)(iv) of the Company Disclosure Letter, the Company and the Company Subsidiaries have reserved all rights necessary to amend or terminate each of such plans without the consent of any other person.

                           (v) Except for Company Benefit Plans set forth on
         SECTION 3.1(i)(v) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

                           (vi) Except for Company Benefit Plans set forth on
         SECTION 3.1(i)(vi) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Except as set forth on SECTION 3.1(i)(vi) of the Company Disclosure Letter, no Company Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code. Except as set forth on SECTION 3.1(i)(vi) of the Company Disclosure Letter, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any Company Subsidiary under any Company Benefit Plan.

                           (vii) With respect to each Company Benefit Plan, the Company has delivered or made available to Buyer a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including, without limitation, all Company Benefit Plan documents and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any;
         (E) the most recent determination letter from the Internal Revenue Service, if any; and (F) such additional documents or other information as is reasonably requested by Buyer. Except as set forth on SECTION 3.1(i)(vii) of the Company Disclosure Letter, and except as specifically provided in the foregoing documents delivered or made available to Buyer, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

                           (viii) Except as set forth on SECTION 3.1(i)(viii) of the Company Disclosure Letter, no Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full. None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates would incur any withdrawal liability (within the meaning of Part 1 of Subtitle E of Title I of ERISA) if the Company, the Company Subsidiaries or any of their respective ERISA Affiliates withdrew (within the meaning of Part 1 of Subtitle E of Title I of ERISA) on or prior to the Closing Date from each Multiemployer Plan to which the Company, the Company Subsidiaries or any of their respective ERISA Affiliates has an obligation to contribute on the date of this Agreement. No Multiemployer Plan to which the Company, the Company Subsidiaries or any of their respective ERISA Affiliates contributes is in reorganization (within the meaning of Section 4241 of ERISA) or is reasonably likely to commence reorganization.

                           (ix) Except as set forth on SECTION 3.1(i)(ix) of the Company Disclosure Letter, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

                           (x) There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on the Company or any of the Company Subsidiaries.

                           (xi) All contributions, transfers and payments by the Company and the Company Subsidiaries in respect of any Company Benefit Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

                           (xii) With respect to any insurance policy that has, or does, provide funding for benefits under any Company Benefit Plan, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

                           (xiii) With respect to each Foreign Plan: (A) all amounts required to be reserved under each book reserved Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (B) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable law; (C) the fair market value of the assets of each funded Foreign Plan that is a defined benefit pension plan (or termination indemnity plan), and the liability of each insurer for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) and is funded through insurance or the book reserve established for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) that utilizes book reserves, together with any accrued contributions, is sufficient to procure or provide for the liability for accrued benefits with respect to those current and former employees of the Company and the Company Subsidiaries that participate in such Foreign Plan according to the reasonable actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to, or the funded status or book reserve of, such Foreign Plans; (D) each Foreign Plan complies with all applicable laws, such that any failure to do so, individually or in the aggregate, will not result in any material adverse effect on the Company; (E) all contributions required to be made to such Foreign Plan have been timely made; and (F) there are no actions, suits or claims pending or threatened.

                           (xiv) For purposes of this SECTION 3.1(i), the term "EMPLOYEE" will be considered to include individuals rendering personal services to the Company or any Company Subsidiary as independent contractors.

                  (j) TAXES. (A) Except as set forth on SECTION 3.1(j) of the Company Disclosure Letter, the Company and each Company Subsidiary has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such filed returns and reports are materially complete and accurate; (B) the Company and each Company Subsidiary has paid (or the Company has paid on its behalf) all taxes shown as due on such returns; (C) except as set forth on SECTION 3.1(j) of the Company Disclosure Letter, there are no pending, or threatened in writing, audits, examinations, investigations or other proceedings in respect of taxes relating to the Company or any Company Subsidiary; (D) there are no Liens for taxes upon the assets of the Company or any of the Company Subsidiaries, other than Liens for current taxes not yet due and Liens for taxes that are being contested in good faith by appropriate proceedings; (E) neither the Company nor any of the Company Subsidiaries has any liability for taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation

Section 1.1502-6 (or any comparable provision of state or local or foreign law);
(F) neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of taxes; (G) neither the Company nor any Company Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;
(H) no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary, for which adequate reserves have not been created; and (I) neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date (a "POST-CLOSING TAX PERIOD") under Section 481(c) of the Code (or any similar provision of the tax laws of any jurisdiction) as a result of a change in method of accounting for any tax period (or portion thereof) ending prior to the Closing Date (a "PRE-CLOSING TAX PERIOD") or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the tax liability of the Company or any Company Subsidiary for any Pre-Closing Tax Period. As used in this Agreement, "TAXES" includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, AD VALOREM, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto. The consolidated federal income tax returns of the Company and the Company Subsidiaries have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1994.

                  (k) VOTING REQUIREMENT. The affirmative vote at the Shareholders Meeting of (i) at least a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock and the Series B Preferred, if any, voting together as a single class (with each share of Company Common Stock and Series B Preferred having one vote per share), is the only vote of the holders of any class or series of the Company's capital stock necessary to approve an amendment (the "OPT-OUT AMENDMENT") to the Company's Code of Regulations to provide that Section 1701.831 of the Ohio Revised Code (pertaining to control share acquisitions) shall not apply to the Company (the "OPT-OUT APPROVAL"), and (ii) at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock and Series B Preferred, if any, voting together as a single class (with each share of Company Common Stock and Series B Preferred having one vote per share), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (other than the Opt-Out Amendment) (the "MERGER APPROVAL" and together with the Opt-Out Approval, the "SHAREHOLDER APPROVAL").

                  (l) STATE TAKEOVER STATUTES. The Board of Directors of the Company has taken all necessary action, subject to obtaining the Opt-Out Approval, so that no "fair price," "moratorium," "control share acquisition" or other antitakeover statute or regulation (each, a "TAKEOVER STATUTE") (including the control share acquisition provisions codified in Sections 1701.83 ET SEQ. of the OGCL and the moratorium provisions codified in Sections 1704.02 ET SEQ. of the OGCL) or any anti-takeover provision in the Company's Articles of Incorporation or Code of Regulations is applicable to the Merger and the transactions contemplated by this Agreement. No other Takeover Statute is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has (A) duly and validly approved this Agreement, (B) determined that the transactions contemplated by this Agreement are in the best interests of the Company and its shareholders, (C) unanimously resolved to recommend to such shareholders that they vote in favor of the Opt-Out Amendment and the Merger and (D) taken all corporate action required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated by this Agreement.

                  (m) INTENTIONALLY OMITTED.

                  (n) BROKERS. Except for Goldman Sachs & Co., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Buyer true and complete copies of all agreements under which any fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

                  (o) OWNERSHIP OF BUYER COMMON STOCK. Except for shares of Buyer Common Stock owned by the Company Benefit Plans or shares held or managed for the account of another person or as to which the Company is required to act as a fiduciary or in a similar capacity, as of the date of this Agreement, neither the Company nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Buyer Common Stock.

                  (p) ENVIRONMENTAL MATTERS.

                           (i) Except as disclosed in the Company SEC Reports filed since January 1, 1999 (the "RECENT SEC REPORTS"), or as set forth on SECTION 3.1(p)(i) of the Company Disclosure Letter, or where noncompliance, individually or in the aggregate, will not have or result in a material adverse effect on the Company, the Company Entities are and have been in compliance with all applicable Environmental Laws and Environmental Permits.

                           (ii) Except as disclosed in the Recent SEC Reports, or as set forth on SECTION 3.1(p)(ii) of the Company Disclosure Letter, there are no written (or, to the knowledge of the Company, other) Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary and, to the knowledge of the Company, there are no existing conditions, circumstances or facts which could give rise to an Environmental Claim.

                           (iii) The Company has set forth on SECTION
         3.1(p)(iii) of the Company Disclosure Letter all material information, including such studies, audits, analyses and test results, in the possession, custody or control of or otherwise known and available to the Company Entities relating to (A) the Company Entities' past or present compliance or noncompliance with Environmental Laws and Environmental Permits, or (B) Environmental Conditions on, under or about any of the properties or assets owned, leased, or operated by any of the Company Entities at the present time or for which any of the Company Entities may be responsible, except to the extent any failure to provide any such information, individually or in the aggregate, would not reasonably be expected to have or result in, or would not have led to the discovery of, a material adverse effect on the Company.

                           (iv) Except as disclosed in the Recent SEC Reports, or as set forth on SECTION 3.1(p)(iv) of the Company Disclosure Letter, during and, to the knowledge of the Company, prior to, the period of ownership or operation by the Company or the Company Subsidiaries, no Hazardous Substance was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, currently or previously owned or leased properties in violation of applicable Environmental Laws or Environmental Permits that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company and there were no Releases of Hazardous Substance in, on, under, from or affecting any currently or previously owned or leased properties that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Company.

                           (v) Except as disclosed in the Recent SEC Reports, or as set forth on SECTION 3.1(p)(v) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of the Company, other) notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of Hazardous Substance at any site or facility that is, has been or could reasonably be expected to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities.

                           (vi) As used in this Agreement:

                                    (A) the term "ENVIRONMENTAL CLAIM" means any
                  written or other claim, demand, suit, action, proceeding, investigation or notice to any of the Company Entities by any person alleging any potential liability (including, without limitation, potential liability for investigatory costs, risk assessment costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from (i) alleged noncompliance with any Environmental Law or Environmental Permit, (ii) alleged injury or damage arising from exposure to Hazardous Substances, or
                  (iii) the presence, Release or threatened Release into the environment, of any Hazardous Substance at or from any location, whether or not owned, leased, operated or used by the Company or any Company Subsidiary;

                                    (B) the term "ENVIRONMENTAL LAWS" means all
                  Laws in effect as of the date of this Agreement relating to
                  (i) pollution or protection of the environment, (ii) emissions, discharges, Releases or threatened Releases of Hazardous Substances, (iii) threats to human health or ecological resources arising from exposure to Hazardous Substances, or (iv) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conversation and Recovery Act, the Clean Air Act, the Clean Water Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and any similar foreign, state or local Laws;

                                    (C) the term "HAZARDOUS SUBSTANCE" means (i)
                  chemicals, pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (ii) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), petroleum or petroleum-derived substances or wastes, radon gas or related materials, (iii) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iv) any substance that is regulated under any Environmental Law due to its actual or potentially toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous properties;

                                    (D) the term "RELEASE" means any releasing,
                  disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting, placing and the like, including into or upon, any land, soil, sediment, surface water, ground water or air, or otherwise entering into the environment;

                                    (E) the term "LAW" means any foreign,
                  federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by a court or other Governmental Entity;

                                    (F) the term "ENVIRONMENTAL PERMIT" means
                  all Permits and the timely submission of applications for Permits, as required under Environmental Laws; and

                                    (G) the term "ENVIRONMENTAL CONDITION" means
                  any contamination, damage, injury or other condition related to Hazardous Substances and includes, without limitation, any present or former Hazardous Substance treatment, storage, disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos containing materials, lead paint or PCB-containing articles.

                  (q) REAL PROPERTY; ASSETS.

                           (i) SECTION 3.1(q)(i) of the Company Disclosure Letter contains a true and complete list and brief description of each parcel of real property owned by the Company and the Company Subsidiaries (the "OWNED REAL PROPERTY"). The Company or a Company Subsidiary has good and marketable fee simple title to all such Owned Real Property.

                           (ii) SECTION 3.1(q)(ii) of the Company Disclosure Letter contains a true and complete list and brief description of all real property leased by the Company and the Company Subsidiaries, all of which are hereinafter referred to as the "LEASED REAL PROPERTY." The Company or a Company Subsidiary has a valid leasehold interest in or valid rights to all Leased Real Property. The Company has made available to Buyer true and complete copies of all leases of the Leased Real Property (the "LEASES"). No option, extension or renewal has been exercised under any Lease except options, extensions or renewals whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to Buyer with the corresponding Lease. Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all Leases to which it is a party and under which it is in occupancy, and all such Leases are in full force and effect. To the knowledge of the Company, the lessors under the Leases to which the Company or a Company Subsidiary is a party have complied in all material respects with the terms of their respective Leases. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such Leases, except where a failure to do so, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Company.

                           (iii) Except as set forth on SECTION 3.1(q)(iii) of the Company Disclosure Letter, none of the Owned Real Property or Leased Real Property is subject to any Liens (whether absolute, accrued, contingent or otherwise).

                           (iv) Except as set forth on SECTION 3.1(q)(iv) of the Company Disclosure Letter, the Company has good and valid title to all material properties, assets and rights relating to or used or held for use in connection with the business of the Company and such properties, assets and rights comprise all of the assets required for the conduct of the business of the Company as now being conducted. Except as set forth on SECTION 3.1(q)(iv) of the Company Disclosure Letter, all such properties, assets and rights are in all material respects adequate for the purposes for which such assets are currently used or held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear).

                  (r) INTELLECTUAL PROPERTY.

                           (i) The term "INTELLECTUAL PROPERTY" means all of the following that is owned by, issued or licensed to Company or the Company Subsidiaries which is used in the business of the Company or the Company Subsidiaries, including, without limitation, (A) all patents, trademarks, trade names, trade dress, assumed names, service marks, logos, copyrights, Internet domain names and corporate names together with all applications, registrations, renewals and all goodwill associated therewith; (B) all trade secrets and confidential information (including, without limitation, customer lists, know-how, formulae, manufacturing and production processes, research, financial business information and marketing plans) owned or used by the Company or the Company Subsidiaries; (C) information technologies (including, without limitation, software programs, data and related documentation); and (D) other intellectual property rights and all copies and tangible embodiments of any of the foregoing in whatever form or medium.

                           (ii) Except as set forth on SECTION 3.1(r)(ii) of the Company Disclosure Letter: (A) the Company or the Company Subsidiaries own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the Intellectual Property necessary for the operation of their respective businesses as currently conducted; (B) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made, is currently outstanding or is threatened, and, to the knowledge of the Company, there are no grounds for the same; (C) neither the Company nor any of the Company Subsidiaries has received any written notices of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or other conflict with, any third party with respect to the Intellectual Property; (D) to the knowledge of the Company, neither the Company nor the Company Subsidiaries has infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties and neither the Company nor any of the Company Subsidiaries is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company's and the Company Subsidiaries' respective businesses as currently conducted, in each case except to the extent that such, individually or in the aggregate, would not have or result in a material adverse effect on the Company. The Company has delivered to Buyer prior to the date of this Agreement complete and correct copies of all licenses to use Intellectual Property.

                           (iii) (A) The transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest of the Company and the Company Subsidiaries in and to the Intellectual Property; and (B) the Company or each of the Company Subsidiaries, as the case may be, has taken all necessary and desirable action to maintain and protect the Intellectual Property and, until the Effective Time, shall continue to maintain and protect the Intellectual Property so as to not materially adversely affect the validity or enforceability of the Intellectual Property.

                  (s) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Goldman Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Company Common Stock, a signed copy of which opinion will be made available to Buyer promptly after the date of this Agreement.

                  (t) LABOR AGREEMENTS. SECTION 3.1(t) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement or other labor agreement with any union or labor organization to which the Company or any of the Company Subsidiaries is a party and the Company does not know of any activity or proceeding of any labor organization (or representative thereof) to organize any of its or their employees that would, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Company. The Company and the Company Subsidiaries are not, and have not since January 1, 1998 been, subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice, employment discrimination or other complaint, (ii) strike, lockout or dispute, slowdown or work stoppage or (iii) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or any Company Subsidiary, except for the foregoing which, in the case of clauses (i) and (ii), would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Company.

                  (u) THE COMPANY RIGHTS AGREEMENT. The Company Rights Agreement has been amended to (i) render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of Buyer or any of its wholly owned subsidiaries is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement,
(y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Rights Agreement) does not occur solely by reason of the approval, execution or delivery of this Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and (z) the Rights Agreement will expire or otherwise terminate immediately prior to the Effective Time.

                  (v) CERTAIN CONTRACTS. Except as set forth on SECTION 3.1(v) of the Company Disclosure Letter or as expressly permitted by SECTION 4.1(a), neither the Company nor any Company Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors, executive officers or key employees, or with any consultants involving the payment of $100,000 or more per annum, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed as an exhibit to or incorporated by reference in the Company SEC Reports, (iii) which limits in any way the ability of the Company or any Company Subsidiary to compete in any line of business, in any geographic area or with any person, or which requires referrals of any business or requires the Company or any of its affiliates to make available investment opportunities to any person on a priority, equal or exclusive basis,
(iv) with or to a labor union or guild (including any collective bargaining agreement), (v) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement, (vii) for the distribution or resale of the products of the Company or any Company Subsidiary, (viii) with respect to indebtedness for borrowed money, including letters of credit, guaranties, indentures, swaps and similar agreements, in excess of $250,000, and
(ix) with respect to capital expenditures or commitments for such expenditures in excess of $250,000. The Company has previously made available to Buyer complete and accurate copies of all Company Contracts (as defined below). Each contract, arrangement, commitment or understanding of the type described in this
SECTION 3.1(v), whether or not set forth on SECTION 3.1(v) of the Company Disclosure Letter, is referred to herein as a "COMPANY CONTRACT," and neither the Company nor any Company Subsidiary knows of, or has received written notice of, any violation of the above by any of the other parties thereto. All contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company (other than any wholly owned Company Subsidiary), on the one hand, and the Company or any Subsidiary of Company, on the other hand, are on terms no less favorable to Company or to such Company Subsidiary than would be obtained with an unaffiliated third party on an arm's-length basis.

                  (w) INSURANCE. The Company and each of the Company Subsidiaries are self-insured, or insured by insurers reasonably believed by the Company to be of recognized financial responsibility. All material policies of insurance and fidelity or surety bonds insuring the Company or any of the Company Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.

                  (x) ACQUISITIONS AND DIVESTITURES. Set forth on SECTION 3.1(X) of the Company Disclosure Letter is a brief description of each acquisition and divestiture of a business or product line made by the Company or any Company Subsidiary since January 1, 1995.

                  Section 3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to the Company as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement.

                  (b) AUTHORITY; NONCONTRAVENTION. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the Articles of Incorporation or Code of Regulations of Buyer, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien (as defined in SECTION 8.3) upon any of the properties or assets of Buyer under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Buyer or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens (as defined in SECTION 8.3) that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Buyer. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for (i) the filing with the SEC of the Form S-4; (ii) the filing of a premerger notification and report form under the HSR Act; (iii) the filing of the Certificate of Merger with the Secretary of the State of Ohio; (iv) the consents, approvals, orders or authorizations set forth on SECTION 3.1(d) of the Company Disclosure Letter; (v) filings required under the Foreign Antitrust Laws; and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on Buyer or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

                  (c) SEC REPORTS AND FINANCIAL STATEMENTS. Buyer has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act and the Exchange Act with the SEC since June 30, 1997 (as such reports, schedules, forms, statements and documents have been amended since the time of filing, collectively, the "BUYER SEC DOCUMENTS"). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated statements of income, shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

                  (d) OWNERSHIP OF THE COMPANY COMMON STOCK. Except for shares of Company Common Stock owned by Buyer benefit plans or shares held or managed for the account of another person or as to which Buyer is required to act as a fiduciary or in a similar capacity, as of the date of this Agreement, neither Buyer nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock.

                  (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Buyer specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

                  (f) BROKERS. Except for Salomon Smith Barney, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                  (g) VOTING REQUIREMENTS. No vote of the holders of the outstanding shares of Buyer Common Stock is necessary to approve the issuance of Buyer Common Stock to be issued pursuant to this Agreement.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999,
(i) Buyer and its subsidiaries have conducted their respective operations only in the ordinary course consistent with past practice, and (ii) there has not been a material adverse change relating to Buyer.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1  CONDUCT OF BUSINESS.

                  (a) CONDUCT OF BUSINESS BY THE COMPANY. Except as set forth on
SECTION 4.1(a) of the Company Disclosure Letter, except as otherwise contemplated by this Agreement or except as consented to in writing by Buyer, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary, to:

                           (i) (x) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock and other than regular quarterly cash dividends with respect to the Company Common Stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except for issuances of Company Common Stock upon the exercise of the Company Stock Options under the Company Stock Plans or in connection with other awards under the Company Stock Plans, in each case, outstanding as of December 31, 1999, and in accordance with their present terms or (z) except pursuant to agreements entered into with respect to the Company Stock Plans that are in effect as of the close of business on December 31, 1999, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options or in connection with other awards under the Company Stock Plans outstanding as of December 31, 1999 and in accordance with their present terms;

                           (iii) (A) except for the Opt-Out Amendment, amend its Articles of Incorporation, Code of Regulations (or other comparable organizational documents), (B) amend or take any other action with respect to the Company Rights Agreement, or (C) merge or consolidate with any person;

                           (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than dispositions of inventory in the ordinary course of business consistent with past practice;

                           (v)G enter into commitments for capital expenditures involving more than $250,000 in the aggregate except as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, as reflected in the capital plan of the Company previously provided to Buyer;

                           (vi)G incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness other than up to $5,000,000 of short-term indebtedness under lines of credit existing on the date of this Agreement;

                           (vii)G except as set forth on SECTION 4.1(a)(vii) of the Company Disclosure Letter, (A) except for normal increases in salary and wages in the ordinary course of business consistent with past practice that are not material, grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Company Benefit Plan or Foreign Plan; (C) enter into or amend any employment, severance, change in control agreement or any similar agreement or any collective bargaining agreement or, except as required in accordance with the existing written policies of the Company or contracts or agreements entered into or approved (and previously disclosed to Buyer) on or prior to the date of this Agreement, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries (except in the ordinary course of business consistent with past practice and not in excess of one week of severance for every year of employment and, in the aggregate for all such payments, $250,000); or (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Company Benefit Plan or Foreign Plan;

                           (viii)G change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, foreign generally accepted accounting principles);

                           (ix)G acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

                           (x)G except in the ordinary course of business consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to U.S. federal, state or local taxes, or change any of its methods of accounting or of reporting income or deductions for U.S. federal income tax purposes;

                           (xi)G satisfy any claims or liabilities, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms or in an amount not to exceed $750,000 in the aggregate, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or incurred in the ordinary course of business consistent with past practice;

                           (xii)G make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary and except for employee advances for expenses in the ordinary course of business consistent with past practice;

                           (xiii)G other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any contract, (B) waive, release, relinquish or assign any contract (or any of the Company's rights thereunder), right or claim, or (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiaries; PROVIDED, HOWEVER, that, subject to SECTION 5.14, the Company may not under any circumstance waive or release any of its rights under any confidentiality and/or standstill agreement to which it is a party; or

                           (xiv)G authorize, or commit or agree to take, any of the foregoing actions; PROVIDED, HOWEVER, that the limitations set forth in this SECTION 4.1(a) (other than clause (iii)) do not apply to any transaction to which the only parties are wholly owned subsidiaries of the Company.

                  (b) OTHER ACTIONS. Except as required by law, the Company and Buyer shall not, and, in the case of the Company, shall not permit any Company Subsidiary to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied.
                  (c) ADVICE OF CHANGES. The Company and Buyer shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in ARTICLE VI to be satisfied; PROVIDED, HOWEVER, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                  Section 4.2       NO SOLICITATION BY COMPANY.

                  (a) The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal (as defined below) and request the return of all confidential information regarding the Company provided to any such parties prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise. From and after the date of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Company Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided that, at any time prior to the Shareholder Approval, the Board of Directors of the Company may, in the exercise of its fiduciary obligations under the OGCL as determined by the Board of Directors of the Company in good faith, after consultation with and receipt of advice from its outside counsel (who may be its regularly engaged outside counsel), pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the Confidentiality Agreement (excluding the standstill provisions contained therein), furnish information to, and negotiate or otherwise engage in discussions with, any third party who delivers a written proposal for a Superior Proposal (as defined below) which was not solicited, initiated, facilitated or encouraged after the date of this Agreement. As used herein, (i) "SUPERIOR PROPOSAL" means a Company Takeover Proposal (A) that the Board of Directors of the Company determines in its good faith judgment after consulting with and receipt of advice from Goldman Sachs & Co. (or any other nationally recognized investment banking firm), would be more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Buyer in response to such Company Takeover Proposal) and is reasonably capable of being consummated, and (B) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by the party making the Company Takeover Proposal, and (ii) "COMPANY TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, or (B) direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or any of the Company Subsidiaries, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of the Company or any of the Company Subsidiaries, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries, other than the transactions contemplated by this Agreement. In the event that prior to the Shareholder Approval, the Board of Directors of the Company receives a Superior Proposal that was not solicited, initiated, facilitated or encouraged after the date of this Agreement (except as otherwise permitted pursuant to the proviso contained in the second sentence of this SECTION 4.2(a)), the Board of Directors of the Company may (subject to this and the following sentences) in the exercise of its fiduciary obligations under the OGCL as determined by the

Board of Directors of the Company in good faith, after consultation with and receipt of advice from its outside counsel (who may be its regularly engaged outside counsel), withdraw, modify or change, in a manner adverse to Buyer, the recommendation of the Board of Directors of the Company of this Agreement and/or the Opt-Out Amendment and/or recommend a Superior Proposal to the shareholders of the Company and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Company Takeover Proposal; provided that it (i) gives Buyer four Business Days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Buyer's right to terminate this Agreement pursuant to SECTION 7.1(e) at such time as the requirements of such subsection have been met) and (ii) during such four Business Day period, the Company otherwise cooperates with Buyer with respect to the Company Takeover Proposal that constitutes a Superior Proposal with the intent of enabling Buyer to engage in good faith negotiations so that the transactions contemplated hereby may be consummated. Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Company of this Agreement and/or the Opt-Out Amendment shall not change the approval of the Board of Directors of the Company for purposes of causing any Takeover Statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger. Nothing in this SECTION 4.2(a) shall
(x) permit the Company to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to any Company Takeover Proposal or (z) affect any other obligation of the Company under this Agreement.

                  (b) From and after the date of this Agreement, the Company shall promptly (but in any event within one calendar day) advise Buyer in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a Company Takeover Proposal (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Buyer a copy of any such written proposal and copies of any information provided to or by any third party relating thereto. In addition, the Company shall promptly (but in any event within one calendar day) advise Buyer, in writing, if the Board of Directors of the Company shall make any determination as to any Company Takeover Proposal as contemplated by the proviso to the second sentence of SECTION 4.2(a).

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.1 PREPARATION OF THE FORM S-4 PROXY STATEMENT;
                              SHAREHOLDERS MEETING.

                  (a) As soon as practicable following the date of this Agreement, the Company and Buyer shall prepare and file with the SEC the Proxy Statement and Buyer shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Buyer shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use all reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Buyer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Buyer Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Buyer, and no filing of, or amendment or supplement to the Proxy Statement will be made by the Company, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. Buyer will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Buyer, or any of their respective affiliates, officers or directors, should be discovered by the Company or Buyer which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information must be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

                  (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "SHAREHOLDERS MEETING") in accordance with law, the Company's Articles of Incorporation and the Company's Code of Regulations for the purpose of obtaining the Shareholder Approval and shall, through the Board of Directors of the Company, subject to SECTION 4.2, recommend to its shareholders the approval and adoption of this Agreement, the Merger, the Opt-Out Amendment and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights under SECTION 4.2, the Company agrees that its obligations pursuant to this first sentence of this SECTION 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its shareholders of any Company Takeover Proposal.

                  Section 5.2 LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use reasonable best efforts to cause to be delivered to Buyer two letters from the Company's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to Buyer, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 5.3 LETTERS OF BUYER'S ACCOUNTANTS. Buyer shall use reasonable best efforts to cause to be delivered to the Company two letters from Buyer's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY. To the extent permitted by applicable law and subject to the Agreement, dated December 3, 1999, between the Company and Buyer (the "CONFIDENTIALITY AGREEMENT"), each of the Company and Buyer shall afford to the other party and to the other party's officers, employees, accountants, counsel, financial advisors and other representatives, full access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments, personnel and records and all other information concerning its business, properties and personnel as the other party may reasonably request. Each of the Company and Buyer shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

                  Section 5.5 REASONABLE BEST EFFORTS; COOPERATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this SECTION 5.5(a) will limit or affect actions permitted to be taken pursuant to SECTION 4.2.

                  (b) In connection with and without limiting the foregoing, the Company and Buyer shall (i) take all action necessary, including the Company using its reasonable best efforts to obtain approval of the Opt-Out Amendment, to ensure that no Takeover Statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Buyer to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Buyer, the Company or any of their respective subsidiaries if the Board of Directors of Buyer determines that so doing would materially impair the benefit intended to be obtained by Buyer in the Merger.

                  (c) Buyer and the Company shall cooperate with each other in obtaining the opinions of Jones, Day, Reavis & Pogue, counsel to Buyer, for the benefit of Buyer, and Katten Muchin Zavis, counsel to the Company, for the benefit of the Company's shareholders, respectively, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Buyer and the Company shall deliver to Jones, Day, Reavis & Pogue and Katten Muchin Zavis customary representation letters in form and substance reasonably satisfactory to such counsel, and the Company shall obtain any representation letters from appropriate shareholders and shall deliver any such letters obtained to Jones, Day, Reavis & Pogue and Katten Muchin Zavis (the representation letters referred to in this sentence are collectively referred to as the "TAX CERTIFICATES").

                  (d) The Company shall consult and cooperate with Buyer with respect to significant developments in its business and shall give reasonable consideration to the Buyer's views with respect thereto.

                  (e) Buyer and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that in no event will Buyer be required to prosecute any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Buyer, the Surviving Corporation or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Buyer, Surviving Corporation or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business.

                  Section 5.6 STOCK OPTIONS AND RESTRICTED STOCK.

                  (a) As of the Effective Time, (i) each outstanding Company Stock Option shall be converted into an option (an "ADJUSTED OPTION") to purchase the number of shares of Buyer Common Stock equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Buyer Common Stock), at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio (rounded up to the nearest whole cent), and all references in each such option to the Company will be deemed to refer to Buyer, where appropriate, and (ii) Buyer shall assume the obligations of the Company under the Company Stock Plans. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms. The date of grant of each Adjusted Option will be the date on which the corresponding Company Stock Option was granted.

                  (b) To the extent that there are any outstanding awards (including restricted stock, deferred stock and performance shares) (each, a "COMPANY AWARD") under the Company Stock Plans at the Effective Time, then, as of the Effective Time, (i) each such Company Award will be converted into the same instrument of Buyer, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental effects on the holder thereof and (ii) Buyer shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms.

                  (c) The Company and Buyer agree that each of the Company Stock Plans and all relevant Buyer stock plans will be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, without limitation, the conversion of shares of the Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Buyer Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Buyer agree to submit the amendments to the Buyer stock plans or the Company Stock Plans to their respective shareholders, if such submission is determined to be necessary by counsel to the Company or Buyer after consultation with one another; PROVIDED, HOWEVER, that such approval will not be a condition to the consummation of the Merger.

                  (d) Buyer shall (i) reserve for issuance the number of shares of Buyer Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this SECTION 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Buyer Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Buyer shall: (i) prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Buyer Common Stock necessary to fulfill Buyer's obligations under this SECTION 5.6 and (ii) use its reasonable best efforts to cause such shares to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement. Such registration statement will be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options or the Company Awards remain outstanding.

                  (e) As soon as practicable after the Effective Time, Buyer shall deliver to the holders of the Company Stock Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and Company Awards and that such Company Stock Options and Company Awards and the related agreements will be assumed by Buyer and will continue in effect on the same terms and conditions (subject to the adjustments required by this SECTION 5.6 after giving effect to the Merger).

                  Section 5.7 INDEMNIFICATION.

                  (a) Buyer agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective articles of incorporation or code of regulations (or comparable organizational documents) will be assumed by the Surviving Corporation without further action, as of the Effective Time and will survive the Merger and will continue in full force and effect in accordance with their terms and such rights will not be amended, or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this SECTION 5.7.

                  (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer) (the "INDEMNIFIED PARTIES") on terms with respect to such coverage and amount no less favorable than those of such current insurance coverage; PROVIDED, HOWEVER, that in no event will Buyer be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and PROVIDED, FURTHER, that, if the annual premiums of such insurance coverage exceed such amount, Buyer will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (d) The provisions of this SECTION 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  Section 5.8 FEES AND EXPENSES.

                  (a) Except as provided in this SECTION 5.8, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby must be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Buyer and the Company will bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees) and (ii) the filing fees for the premerger notification and report forms under the HSR Act.

                  (b) In the event that this Agreement is terminated (i) by Buyer pursuant to SECTION 7.1(e), or (ii) by either Buyer or the Company pursuant to SECTION 7.1(b)(ii), if, in the case of this clause (ii) only, prior to the Shareholders Meeting, a Company Takeover Proposal shall have been made known to the Company or been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal or solicited proxies or consents in opposition of the Merger, then, in case of either clause (i) or (ii), the Company shall promptly, but in no event later than two Business Days after the date of such termination, pay Buyer a fee equal to $18,000,000 (the "TERMINATION FEE"), payable by wire transfer of same day funds; PROVIDED, HOWEVER, that no Termination Fee will be payable to Buyer pursuant to clause (ii) of this paragraph (b) unless and until within 12 months of such termination the Company or any of the Company Subsidiaries enters into an agreement with respect to, or consummates, any Company Takeover Proposal, in which event the Termination Fee will be payable upon the first to occur of such events and shall be paid to Buyer promptly, but in no event later than two Business Days after the occurrence of such event. The Company acknowledges that the agreements contained in this SECTION 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this SECTION 5.8(b), and, in order to obtain such payment, Buyer commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Buyer its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee.

                  Section 5.9 PUBLIC ANNOUNCEMENTS. Buyer and the Company shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. In addition, Company shall, and shall cause the Company Subsidiaries to, (a) consult with Buyer regarding communications with customers, shareholders and employees relating to the transactions contemplated hereby, and
(b) allow and facilitate Buyer contact with shareholders of the Company.

                  Section 5.10 AFFILIATES. The Company shall deliver to Buyer at least 30 days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 of the rules and regulations promulgated under the Securities Act. The

Company shall use reasonable efforts to cause each such person to deliver to Buyer at least 30 days prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT A hereto.

                  Section 5.11 NYSE LISTING. Buyer shall use its reasonable best efforts to cause the Buyer Common Stock issuable to the Company's shareholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

                  Section 5.12 SHAREHOLDER LITIGATION. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Buyer's prior written consent, which shall not be unreasonably withheld.

                  Section 5.13 TAX TREATMENT. Each of Buyer and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in SECTION 6.2(c), including, without limitation, forbearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                  Section 5.14 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of the Company Subsidiaries is a party, other than (a) the Confidentiality Agreement, pursuant to its terms or by written agreement of the parties thereto,
(b) confidentiality agreements under which the Company does not provide any confidential information to third parties or (c) standstill agreements that do not relate to the equity securities of the Company or any of the Company Subsidiaries. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  Section 5.15 CREDIT FACILITY'S SENIOR UNSECURED NOTES. Prior to the Effective Time, the Company and Buyer shall use their reasonable best efforts to cause, effective as of the Effective Time, (i) the termination of the Credit Agreement, dated October 31, 1996, by and among the Company and Commercial Intertech Limited, as borrowers, the banks party thereto and Mellon Bank, N.A., as Agent, and all related documents and (ii) the redemption of all outstanding 7.61% Senior Unsecured Notes (the "SENIOR NOTES") of the Company (the "NOTE REDEMPTION").

                  Section 5.16 POST-MERGER OPERATIONS. For a period of at least five years after the Effective Time, Buyer and its subsidiaries shall provide charitable contributions within the service areas of the Company and the Company Subsidiaries at levels substantially comparable to the levels of charitable contributions provided by the Company and the Company Subsidiaries within the five-year period immediately prior to the Effective Time.

                  Section 5.17 TRANSITION. In order to facilitate an orderly transition of the management of the business of the Company and the Company Subsidiaries to Buyer and in order to facilitate the integration of the operations of the Company and Buyer and its subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to the realized by Buyer and the Company as a result of the Merger, the Company shall and shall cause the Company Subsidiaries to consult with Buyer on all strategic and operational matters to the extent such consultation is not in violation of applicable law, including laws regarding the exchange of information and other laws regarding competition. The Company shall and shall cause the Company Subsidiaries to make available to Buyer at the facilities of the Company and the Company Subsidiaries, where determined by Buyer to be appropriate and necessary, office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of SECTION 5.5, Buyer, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable written notice to the Company, be entitled to review the operations and visit the facilities of the Company and the Company Subsidiaries at all times as may be deemed reasonably necessary by Buyer in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations.

                  Section 5.18 SECTION 16(b). Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.

                  Section 5.19 EMPLOYEE BENEFIT MATTERS.

                  (a) The Company shall adopt such amendments to the Company Benefit Plans as requested by Buyer and as may be necessary to ensure that Company Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement. With respect to any Company Common Stock held by any

Company Benefit Plan as of the date of this Agreement or thereafter, the Company shall take all actions necessary or appropriate (including such actions as are reasonably requested by Buyer) to ensure that all participant voting procedures contained in the Company Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

                  (b) Buyer agrees that after the Effective Time, it will cause the Surviving Corporation to honor all obligations under Company Benefit Plans. For a period of two years following the Effective Time, Buyer intends to cause the Surviving Corporation to, and upon being so caused, the Surviving Corporation shall, provide employee benefit plans and programs for the benefit of the Company's employees who become employees of the Surviving Corporation or its subsidiaries that are in the aggregate no less favorable to such employees than the terms of the Company Benefit Plans. Buyer shall cause the Surviving Corporation to honor and assume the written employment agreements, severance agreements and other similar agreements with employees of the Company that are set forth on SCHEDULE 3.1(i)(i) of the Company Disclosure Letter, all as in effect on the date of this Agreement.

                  (c) All service of an employee of the Company taken into account prior to the Effective Time under any Company Benefit Plan, on and after the Effective Time, shall be taken into account as service with the Surviving Corporation for purposes of eligibility to participate and vesting benefits under any similar plan, agreement or arrangement of the type described in the first sentence of paragraph (i) of SECTION 3.1(i) of this Agreement provided by the Surviving Corporation (the "SURVIVOR PLANS"). Buyer shall cause all Survivor Plans to (i) waive any pre-existing condition limitations otherwise applicable on and after the Effective Time to the extent that such conditions are covered under the Company Benefit Plans immediately prior to the Effective Time and (ii) provide that any expenses incurred by the Company's employees (and their dependents) during the plan year within which the Effective Time occurs shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions (and like adjustments or limitations on coverage) under the Survivor Plans. Subject to any applicable limits under any plan described in this sentence, any salary reduction elections of employees of the Company under a flexible spending plan maintained by the Company pursuant to
Section 125 of the Code prior to the Effective Time shall continue in effect under any similar plan provided by the Surviving Corporation on and after the Effective Time, and any amounts credited and debited to accounts of such employees under such Company Benefit Plan as of the Effective Time shall be credited and debited to such employees' accounts under such Survivor Plan.

                  Section 5.20 SERIES B PREFERRED. Promptly after the date of this Agreement, but in no event later than ten Business Days thereafter, the Company shall initiate the redemption of all of the outstanding shares of Series B Preferred and shall use its reasonable best efforts to complete such redemption in accordance with the terms of such preferred stock. At least two Business Days prior to the Closing Date, no shares of Series B Preferred shall be issued and outstanding.

                  Section 5.21 GERMAN TRANSACTION STRUCTURE. After the date of this Agreement, the Company and Buyers shall use their reasonable best efforts to determine and proceed to implement the most advantageous transaction structure to preserve for the benefit of the

Surviving Corporation and its subsidiaries the net operating loss of Sachsenhydraulik GmbH Chemnitz.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.

                  (b) GOVERNMENTAL AND REGULATORY APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Buyer, the Company or any Company Subsidiary to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have or result in, individually or in the aggregate, a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to Buyer.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger or prohibiting or limiting the ownership or operation by Buyer, the Company or any of their respective subsidiaries of any material portion of the business or assets of Buyer or the Company and their respective subsidiaries taken as a whole, or compelling the Company or Buyer and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or Buyer and their respective subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or which otherwise is reasonably likely to have or result in, individually or in the aggregate, a material adverse effect on the Company or Buyer, as applicable; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.

                  (e) NYSE LISTING. The shares of Buyer Common Stock issuable to the Company's shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) HSR ACT. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  Section 6.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in SECTION 3.1(c) shall be true and correct in all respects both when made and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) TAX OPINION. Buyer shall have received from Jones, Day, Reavis & Pogue, counsel to Buyer, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Buyer and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Buyer may require delivery of, and rely upon, the Tax Certificates.

                  (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement, there shall not have occurred any material adverse change relating to the Company.

                  (e) OFFICER'S CERTIFICATE. The Company shall have furnished Buyer with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in SECTIONS 6.2(a) and (b) have been satisfied.

                  (f) SERIES B PREFERRED. No shares of Series B Preferred shall be issued and outstanding.

                  (g) NOTE REDEMPTION. The Note Redemption shall have occurred and all of the outstanding Senior Notes shall have been redeemed in full.

                  Section 6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have or result in, individually or in the aggregate, a material adverse effect on Buyer.

                  (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) OFFICER'S CERTIFICATE. Buyer shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in SECTIONS 6.3(a) and (b) have been satisfied.

                  Section 6.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Buyer nor the Company may rely on the failure of any condition set forth in SECTIONS 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to SECTION 5.5.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Shareholder
Approval:

                  (a)      by mutual written consent of Buyer and the Company;

                  (b)      by either Buyer or the Company:

                           (i) if the Merger has not been consummated by October 31, 2000 or such later date, if any, as Buyer and the Company agree upon; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 7.1(b)(i) is not available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) if the Shareholders Meeting (including any adjournment or postponement thereof) shall have concluded and the Shareholder Approval shall not have been obtained; or

                           (iii) if any Restraint having any of the effects set forth in SECTION 6.1(c) is in effect and has become final and nonappealable; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 7.1(b)(iii) is not available to any party whose failure to perform any of its obligations under this Agreement results in such Restraint;

                  (c) by Buyer, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) is not cured within 30 days after written notice thereof or (ii) is incapable of being cured by the Company;

                  (d) by the Company, if Buyer has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) is not cured within 30 days after written notice thereof or (ii) is incapable of being cured by Buyer;

                  (e) by Buyer, (A) if any person (other than an affiliate of Buyer) shall acquire 20% or more of the outstanding shares of Company Common Stock or (B) if the Board of Directors of the Company or any committee thereof shall (i) withdraw or modify or change, or propose or announce any intention to withdraw or modify or change, in a manner adverse to Buyer, the approval or recommendation by the Board of Directors of the Company or committee thereof of this Agreement or the transactions contemplated hereby, including the Merger,
(ii) approve or recommend, or propose to or announce any intention to approve or recommend, any Company Takeover Proposal, or (iii) propose or announce any intention to enter into any agreement (other than a customary confidentiality agreement in compliance with SECTION 4.2), with respect to any Company Takeover Proposal, or (C) if the Company shall willfully breach the provisions of SECTION
4.2 or SECTION 5.1(b); or

                  (f) by Buyer, if any Governmental Entity shall have brought or threatened to institute an action, suit or proceeding which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Buyer, the Surviving Corporation or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Buyer, Surviving Corporation or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business.

                  Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Buyer as provided in SECTION 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Buyer or the Company, other than the provisions of SECTION 5.4, SECTION 5.8, SECTION 5.9, this SECTION 7.2, SECTION 7.3, SECTION 7.4 and ARTICLE VIII, which provisions survive such termination; PROVIDED, HOWEVER, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  Section 7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after the Shareholder Approval; PROVIDED, HOWEVER, that, after the Shareholder Approval, there is not to be made any amendment that by law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of SECTION 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except the covenants and agreements contained in ARTICLES II and VIII and in SECTIONS 5.6, 5.7, 5.16 and 5.19, each of which will survive in accordance with its terms.

                  Section 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

                  (a)      if to the Company, to:
                           Commercial Intertech Corp.
                           1775 Logan Avenue
                           Youngstown, Ohio  44501-0239
                           Telecopy No.:  (330) 746-1148
                           Attention:  Gilbert M. Manchester,
                                       Vice President and General Counsel

                           with a copy to:

                           Katten Muchin Zavis
                           525 West Monroe Street
                           Suite 1600
                           Chicago, Illinois  60661-3693
                           Telecopy No.:  (312) 902-1061
                           Attention:  Herbert S. Wander, Esq.
                                       David J. Kaufman, Esq.

                  (b)      if to Buyer, to:
                           Parker-Hannifin Corporation
                           6035 Parkland Boulevard
                           Cleveland, Ohio 44124
                           Telecopy No.: (216) 896-3000
                           Attention: Thomas A. Piraino, Esq.

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Telecopy No.:  (216) 579-0212
                           Attention:  Patrick J. Leddy, Esq.


                  Section 8.3 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (a) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), (b) "KNOWLEDGE" of any person that is not an individual means the knowledge after due inquiry of such person's executive officers and employees with direct responsibility for the subject matter to which such knowledge relates, (c) "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise, (d) "LIENS" means all pledges, claims, liens, options, charges, easements, restrictions, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever, (e) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Buyer, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence (i) relating to the economy or securities markets of the United States or (ii) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, and the terms "material" and "materially" have correlative meanings, and (f) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

                  Section 8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of ARTICLE II and SECTION 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

                  Section 8.6 GOVERNING LAW. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any assignment in violation of this SECTION 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

                  Section 8.8 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Ohio or any Ohio state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Ohio or an Ohio state court.

                  Section 8.9 SPECIFIC ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio or an Ohio state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                COMMERCIAL INTERTECH CORP.



                                By:    /s/ Paul J. Powers
                                    -------------------------------------------
                                     Name:  Paul J. Powers
                                     Title: Chairman, President and Chief
                                            Executive Officer



                                PARKER-HANNIFIN CORPORATION



                                By:    /s/ Duane E. Collins
                                    -------------------------------------------
                                     Name:  Duane E. Collins
                                     Title: Chairman, President and Chief
                                            Executive Officer

                                                                       EXHIBIT A





                        FORM OF COMPANY AFFILIATE LETTER



Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio  44124

Commercial Intertech Corp.
1775 Logan Avenue
Youngstown, Ohio  44501-0239

Ladies and Gentlemen:

                  Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 14, 2000 (the "MERGER AGREEMENT"), between Commercial Intertech Corp., an Ohio corporation (the "COMPANY"), and Parker-Hannifin Corporation, an Ohio corporation ("BUYER"), the Company will merge with and into Buyer (the "MERGER"), with Buyer as the surviving corporation. As a result of the Merger, the undersigned may receive shares of common stock, par value $0.50 per share, of Buyer (the "BUYER COMMON STOCK") in exchange for shares owned by the undersigned of common stock, par value $1.00 per share, of the Company (the "COMPANY COMMON STOCK").

                  The undersigned represents to Buyer that the undersigned owns ______ shares (the "COMPANY AFFILIATE SHARES") of common stock, par value $0.50 per share, of the Company (the "COMPANY COMMON STOCK"). Except in the event that the Board of Directors of the Company publicly announces a change in its approval or recommendation of the Merger in a manner adverse to Buyer, the undersigned hereby irrevocably agrees to (i) attend, in person or by proxy, the meeting of the Company's shareholders relating to the vote on the Merger Agreement and the transactions contemplated thereby, and any and all adjournments thereof, and (ii) vote (or cause to be voted) all of the Company Affiliate Shares and any other voting securities of the Company, whether issued heretofore or hereafter, that the undersigned owns or has the right to vote, for the approval and adoption of the Merger Agreement and the Opt-Out Amendment (as defined in the Merger Agreement) and the transactions contemplated thereby. The undersigned confirms that such agreement to attend and vote is coupled with an interest. The undersigned revokes any and all previous proxies with respect to the Company Affiliate Shares and/or any other voting securities of the Company owned by the undersigned.

                  The undersigned acknowledges that the undersigned may be deemed an "AFFILIATE" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933 (the "SECURITIES ACT") by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. If in fact the undersigned is an affiliate of the Company under the Securities Act, the undersigned's ability to sell, assign or transfer the Buyer Common Stock received by the undersigned in exchange for any shares of the Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

                  The undersigned hereby represents to and covenants with Buyer that the undersigned will not sell, assign, transfer or otherwise dispose of any of the Buyer Common Stock received by the undersigned in exchange for shares of the Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act or (iii) in a transaction which, in the opinion of counsel of Buyer or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

                  The undersigned understands that Buyer is under no obligation to register the sale, assignment, transfer or other disposition of the Buyer Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Buyer Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon evidence of compliance with Rule 145 under the Securities Act and, if requested by Buyer, receipt of an opinion in form and substance reasonably satisfactory to Buyer from counsel reasonably satisfactory to Buyer to the effect that such legend is no longer required for purposes of the Securities Act.

                  There will be placed on the certificates for Buyer Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                           "The shares represented by this certificate are
                  issued, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, assigned, transferred or otherwise disposed of except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of the Buyer Common Stock and (ii) the receipt by Buyer of this letter is an inducement to Buyer's obligations to consummate the Merger.




                                                 Very truly yours,





                                                 ______________________________
                                                 Name:

Dated: _______________, 2000



                                TABLE OF CONTENTS

                                                                                                 PAGE


ARTICLE I   THE MERGER.............................................................................1
         Section 1.1       The Merger..............................................................1
         Section 1.2       Closing.................................................................1
         Section 1.3       Effective Time..........................................................2
         Section 1.4       Effects of the Merger...................................................2
         Section 1.5       Articles of Incorporation and Code of Regulations.......................2
         Section 1.6       Directors and Officers of the Surviving Corporation.....................2

ARTICLE II   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
COMPANY; SURRENDER OF CERTIFICATES AND PAYMENT.....................................................3
         Section 2.1       Effect on Capital Stock.................................................3
                  (a)      Buyer Common Stock......................................................3
                  (b)      Cancellation of Treasury Stock and Buyer Owned Stock....................3
                  (c)      Conversion of Company Common Stock......................................3
                  (d)      Cash Election...........................................................3
                  (e)      Cash Election Adjustments...............................................4
                  (f)      Computation of Conversion Rates.........................................4
                  (g)      Reduction in Cash Election Number.......................................4
         Section 2.2       Exchange of Certificates................................................4
                  (a)      Exchange Agent..........................................................4
                  (b)      Election and Exchange Procedures........................................5
                  (c)      Distributions with Respect to Unexchanged Shares........................6
                  (d)      No Further Ownership Rights in Company Common Stock.....................6
                  (e)      No Fractional Shares....................................................7
                  (f)      Termination of Exchange Fund............................................7
                  (g)      No Liability............................................................7
                  (h)      Investment of Exchange Fund.............................................7
                  (i)      Lost Certificates.......................................................8
         Section 2.3       Certain Adjustments.....................................................8
         Section 2.4       Dissenters' Rights......................................................8
         Section 2.5       Further Assurances......................................................8
         Section 2.6       Withholding Rights......................................................9

ARTICLE III   REPRESENTATIONS AND WARRANTIES.......................................................9
         Section 3.1       Representations and Warranties of Company...............................9
                  (a)      Organization, Standing and Corporate Power..............................9
                  (b)      Subsidiaries............................................................9
                  (c)      Capital Structure......................................................10
                  (d)      Authority; Noncontravention............................................11
                  (e)      SEC Reports and Financial Statements; Undisclosed Liabilities..........12
                  (f)      Information Supplied...................................................12
                  (g)      Absence of Certain Changes or Events...................................13


                                       i

                  (h)      Compliance with Applicable Laws; Litigation............................13
                  (i)      Employee Benefit Plans.................................................14
                  (j)      Taxes..................................................................19
                  (k)      Voting Requirement.....................................................19
                  (l)      State Takeover Statutes................................................20
                  (m)      Intentionally omitted..................................................20
                  (n)      Brokers................................................................20
                  (o)      Ownership of Buyer Common Stock........................................20
                  (p)      Environmental Matters..................................................20
                  (q)      Real Property; Assets..................................................23
                  (r)      Intellectual Property..................................................24
                  (s)      Opinion of Financial Advisor...........................................25
                  (t)      Labor Agreements.......................................................25
                  (u)      The Company Rights Agreement...........................................25
                  (v)      Certain Contracts......................................................26
                  (w)      Insurance..............................................................26
                  (x)      Acquisitions and Divestitures..........................................26
         Section 3.2       Representations and Warranties of Buyer................................26
                  (a)      Organization, Standing and Corporate Power.............................27
                  (b)      Authority; Noncontravention............................................27
                  (c)      SEC Reports and Financial Statements...................................27
                  (d)      Ownership of the Company Common Stock..................................28
                  (e)      Information Supplied...................................................28
                  (f)      Brokers................................................................28
                  (g)      Voting Requirements....................................................29
                  (h)      Absence of Certain Changes or Events...................................29

ARTICLE IV   COVENANTS RELATING TO CONDUCT OF BUSINESS............................................29
         Section 4.1       Conduct of Business....................................................29
                  (a)      Conduct of Business by the Company.....................................29
                  (b)      Other Actions..........................................................31
                  (c)      Advice of Changes......................................................32
         Section 4.2       No Solicitation by Company.............................................32

ARTICLE V   ADDITIONAL AGREEMENTS.................................................................33
         Section 5.1       Preparation of the Form S-4 Proxy Statement; Shareholders Meeting......33
         Section 5.2       Letters of the Company's Accountants...................................34
         Section 5.3       Letters of Buyer's Accountants.........................................35
         Section 5.4       Access to Information; Confidentiality.................................35
         Section 5.5       Reasonable Best Efforts; Cooperation...................................35
         Section 5.6       Stock Options and Restricted Stock.....................................36
         Section 5.7       Indemnification........................................................38
         Section 5.8       Fees and Expenses......................................................38
         Section 5.9       Public Announcements...................................................39
         Section 5.10      Affiliates.............................................................39
         Section 5.11      NYSE Listing...........................................................40
         Section 5.12      Shareholder Litigation.................................................40


         Section 5.13      Tax Treatment..........................................................40
         Section 5.14      Standstill Agreements; Confidentiality Agreements......................40
         Section 5.15      Credit Facility's Senior Unsecured Notes...............................40
         Section 5.16      Post-Merger Operations.................................................41
         Section 5.17      Transition.............................................................41
         Section 5.18      Section 16(b)..........................................................41
         Section 5.19      Employee Benefit Matters...............................................41
         Section 5.20      Series B Preferred.....................................................42
         Section 5.21      German Transaction Structure...........................................42

ARTICLE VI   CONDITIONS PRECEDENT.................................................................43
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger.............43
                  (a)      Shareholder Approval...................................................43
                  (b)      Governmental and Regulatory Approvals..................................43
                  (c)      No Injunctions or Restraints...........................................43
                  (d)      Form S-4...............................................................43
                  (e)      NYSE Listing...........................................................43
                  (f)      HSR Act................................................................43
         Section 6.2       Conditions to Obligations of Buyer.....................................43
                  (a)      Representations and Warranties.........................................43
                  (b)      Performance of Obligations of the Company..............................44
                  (c)      Tax Opinion............................................................44
                  (d)      No Material Adverse Change.............................................44
                  (e)      Officer's Certificate..................................................44
                  (f)      Series B Preferred.....................................................44
                  (g)      Note Redemption........................................................44
         Section 6.3       Conditions to Obligations of the Company...............................44
                  (a)      Representations and Warranties.........................................44
                  (b)      Performance of Obligations of Buyer....................................44
                  (c)      Officer's Certificate..................................................45
         Section 6.4       Frustration of Closing Conditions......................................45

ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER...................................................45
         Section 7.1       Termination............................................................45
         Section 7.2       Effect of Termination..................................................46
         Section 7.3       Amendment..............................................................46
         Section 7.4       Extension; Waiver......................................................46

ARTICLE VIII   GENERAL PROVISIONS.................................................................47
         Section 8.1       Nonsurvival of Representations and Warranties..........................47
         Section 8.2       Notices................................................................47
         Section 8.3       Interpretation.........................................................47
         Section 8.4       Counterparts...........................................................48
         Section 8.5       Entire Agreement; No Third-Party Beneficiaries.........................48
         Section 8.6       Governing Law..........................................................49
         Section 8.7       Assignment.............................................................49
         Section 8.8       Consent to Jurisdiction................................................49



         Section 8.9       Specific Enforcement...................................................49
         Section 8.10      Severability...........................................................49


                                                                           PAGE
                                                                           ----










Exhibit A         Form of Company Affiliate Letter

                             TABLE OF DEFINED TERMS

TERM                                                                    PAGE
----                                                                    ----

Adjusted Option...........................................................36
Adjustment Event...........................................................8
affiliate.................................................................48
Agreement..................................................................1
Average Closing Price......................................................3
Business Day...............................................................2
Buyer......................................................................1
Buyer Common Stock.........................................................3
Buyer SEC Documents.......................................................28
Cash Consideration.........................................................3
Cash Election..............................................................3
Cash Election Number.......................................................3
Cash Election Shares.......................................................4
Cash Fraction..............................................................4
Certificate................................................................5
Certificate of Merger......................................................2
Closing....................................................................1
Closing Date...............................................................2
Code.......................................................................1
Company....................................................................1
Company Award.............................................................37
Company Benefit Plans.....................................................14
Company Common Stock.......................................................1
Company Contract..........................................................26
Company Disclosure Letter..................................................9
Company Entities...........................................................9
Company Rights Agreement..................................................10
Company SEC Documents.....................................................12
Company Stock Options.....................................................10
Company Stock Plans.......................................................10
Company Subsidiaries.......................................................9
Company Subsidiary.........................................................9
Company Takeover Proposal.................................................32
Confidentiality Agreement.................................................35
control...................................................................48
Dissenting Shareholders....................................................3
Dissenting Shares..........................................................3
Effective Time.............................................................2
Election Deadline..........................................................5
employee..................................................................18
Environmental Claim.......................................................22

Environmental Condition...................................................23
Environmental Laws........................................................22
Environmental Permit......................................................23
ERISA.....................................................................14
ERISA Affiliate...........................................................15
Exchange Act...............................................................9
Exchange Agent.............................................................4
Exchange Fund..............................................................5
Exchange Ratio.............................................................3
Foreign Antitrust Laws....................................................12
Foreign Plan..............................................................14
Form of Election...........................................................5
Form S-4..................................................................12
GAAP......................................................................12
Governmental Entity.......................................................11
Hazardous Substance.......................................................22
HSR Act...................................................................12
Indemnified Parties.......................................................38
Intellectual Property.....................................................24
knowledge.................................................................48
Law.......................................................................23
Leased Real Property......................................................23
Leases....................................................................23
Liens.....................................................................48
material adverse change...................................................48 material adverse effect...................................................48
Merger.....................................................................1
Merger Approval...........................................................20
Merger Consideration.......................................................3
Multiemployer Plan........................................................17
Multiple Employer Plan....................................................17
Note Redemption...........................................................40
NYSE.......................................................................3
OGCL.......................................................................1
Opt-Out Amendment.........................................................19
Opt-Out Approval..........................................................19
Owned Real Property.......................................................23
PBGC......................................................................16
PCBs......................................................................22
Permits...................................................................13
person....................................................................48
Post-Closing Tax Period...................................................19
Pre-Closing Tax Period....................................................19
Preferred Stock...........................................................10
Proxy Statement...........................................................12

Recent SEC Reports........................................................20
Release...................................................................22
Restraints................................................................43
SEC.......................................................................11
Securities Act............................................................12
Senior Notes..............................................................40
Series A Preferred........................................................10
Series B Preferred........................................................10
Shareholder Approval......................................................20
Shareholders Meeting......................................................34
Stock Consideration........................................................3
subsidiary................................................................48
Superior Proposal.........................................................32
Surviving Corporation......................................................1
Survivor Plans............................................................42
Takeover Statute..........................................................20
Tax Certificates..........................................................36
taxes.....................................................................19
Termination Fee...........................................................39
Total Consideration........................................................4
Trading Day................................................................3
Transferee.................................................................6